Exhibit 32
SECTION 1350 CERTIFICATIONS

    In connection with the quarterly report of First Southern Bancshares, Inc. (the "Company") on Form 10-QSB/A for the fiscal quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

    The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

                                                                                                        /s/ B. JACK JOHNSON
                                                                                                        B. Jack Johnson
                                                                                                        President and Chief Executive Officer

                                                                                                        /s/ RODERICK V. SCHLOSSER
                                                                                                        Roderick V. Schlosser
                                                                                                        Executive Vice President and
                                                                                                        Chief Financial Officer

                                                                                                        Date: July 30, 2003

A signed original of this written statement required by Section 906 has been provided to First Southern Bancshares, Inc. and will be retained by First Southern Bancshares, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.